EXHIBIT  4.1
                               AUGRID CORPORATION

                       2004 LONG-TERM STOCK INCENTIVE PLAN

1. Purpose of the Plan. The purpose of the AuGRID Corporation 2004 Long-Term Stock Incentive Compensation Plan ("Plan") is to promote the success, and enhance the value, of AuGRID Corporation, a Nevada corporation, ("Company"), by linking the personal interests of its employees, consultants, officers and directors to those of the Company's shareholders and to provide the Company with flexibility in its ability to motivate, attract, retain the services of as well as compensate select key employees; officers, directors and consultants to the Company and its subsidiaries for their services rendered in connection with the development of the company and its operations. Accordingly, the Plan permits the grant of incentive rewards from time to time to the aforementioned.

2. Administration of the Plan. The Plan shall be administered by the Company's Board of Directors (the "Board") and presented to the shareholders at the annual meeting.

     2.1. Award or Sales of shares. The Company's Board shall (a) select those key employees, officers, directors and consultants to whom shares of the Company's Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company's Common Stock are awarded or sold.

     2.2. Consideration for Shares. Shares of the Company's Common Stock to be awarded or sold under the Plan shall be issued for such consideration, having a value not less than par value thereof, as shall be determined from time to time by the Board in its sole discretion.

     2.3. Board Procedures. The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Board shall keep minutes of its meetings and records of its actions. A majority of the members of the Board shall constitute a quorum for the transaction of any business by the Board. The Board may act at any time by an affirmative vote of a majority of those members voting. Such vote shall be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Board members without a meeting.

     2.4. Finality of Board Action. The Board shall resolve all questions arising under the Plan. Each determination, interpretation, or other action made or taken by the Board shall be final and conclusive and binding on all persons, including, without limitation, the Company, its stockholders, the Board and each of the members of the Board.

     2.5. Non-Liability of Board Members. No Board member shall be liable for any action or determination made by him in good faith with respect to the Plan or any shares of the Company's Common Stock sold or awarded under it.

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     2.6.  Board  Power to Amend, Suspend, or Terminate the Plan. The Board may,
from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

     3. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

     (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

     (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change in Control" means and includes each of the following:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 50% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (3) of this definition; or

               (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (3) Consummation of a reorganization, merger, consolidation or share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the committee of the Board.

          (g) "Company" means AuGRID Corporation, a Nevada corporation.

          (h) "Covered Employee" means a covered employee as defined in Code
     Section 162(m)(3).

          (i) "Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

          (j) "Effective Date" has the meaning assigned such term in Section 2.1

          (k) "Fair Market Value", on any date, means (i) the closing sales price of the Stock as reported on a securities exchange or the Nasdaq National Market or Nasdaq Small Cap Market on such date or, (ii) in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (iii) if the Stock is not then listed on any such exchange or market, then the average of the closing bid and asked prices for such Stock as reported by the NASD Over-the-Counter Bulletin Board, provided that if it is determined that the fair market value is not properly reflected by such market quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

          (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (m) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (n) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.


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          (o) "Other Stock-Based Award" means a right, granted to a Participant under Article 11, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (p) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term "Parent" shall have the meaning set forth in Code Section 424(e).

          (q) "Participant" means a natural person who, as an employee, consultant, officer or director of the Company or any Parent or Subsidiary, has been granted an Award under the Plan. A consultant that may be a Participant under the Plan may only be a natural person who provides bona fide services to the Company or any Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's or any Parent's or Subsidiary's securities.

          (r) "Performance Share" means a right granted to a Participant under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (s) "Plan" means the AuGRID Corporation 2004 Long-Term Stock Incentive Plan, as amended from time to time.

          (t) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (u) "Stock" means the $0.001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 13.

          (v) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (w) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term "Subsidiary" shall have the meaning set forth in Code Section 424(f).

          (x) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (y) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time


4. Shares Subject to the Plan. For purposes of the Plan, the Board of Directors is authorized to sell or award up to 500,000,000 shares and/or options of the Company's Common Stock, $0.001 par value per share ("Common Stock").

5. Participants. All key employees (including officers) and directors of and consultants to the Company and any of its subsidiaries sometimes referred to herein as ("Participants") are eligible to participate in the Plan. A copy of this Plan shall be delivered to all requesting participants, together with a copy of any Board resolutions authorizing the issuance of the shares and establishing the terms and conditions, if any, relating to the sale or award of such shares.

6. Rights and Obligations of Participants. The award or sale of shares of Common Stock shall be conditioned upon the participant providing to the Board a written representation that, at the time of such award or sale, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under the pertaining law. The providing of such representation and such restriction on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan in the event that, at the time of award or sale, the shares shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Board, (i) the issuance of such shares would constitute a violation by the participant or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

7.  Payment  of  Shares.

          (a) The entire purchase price of shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such shares are purchased, except as provided in subsection (b) below.

          (b) At the discretion of the Board, Shares may be issued under the Plan in consideration of services rendered.

8. Adjustments. If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares which may be granted under the Plan.

9. Tax Withholding. As a condition to the purchase or award of shares, the participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or award.

10.  Terms  of  the  Plan.

     10.1.  Effective  Date.  The  Plan shall become effective on June 15, 2004.

     10.2. Termination Date. The Plan shall terminate at Midnight on June 14, 2007, and no shares shall be awarded or sold after that time. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 2.6. Upon termination, a new plan shall replace the effective plan when it is executed by the Board of Directors.


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11.  Non-Exclusivity  of  the Plan. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

12. Governing Law. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of Nevada.